As filed with the Securities and Exchange Commission
                     on May 12, 2004, Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Triton PCS Holdings, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                                  23-2974475
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                    Identification No.)

         1100 Cassatt Road                                19312
        Berwyn, Pennsylvania                            (Zip Code)
 (Address of Principal Executive Offices)


                            TRITON PCS HOLDINGS, INC.
                       DIRECTORS' STOCK AND INCENTIVE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000

                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------

Title of Securities      Amount Being          Proposed Maximum         Proposed Maximum      Amount Of
Being Registered         Registered(*)         Offering Price(**)       Aggregate Offering    Registration Fee
                                                                        Price(**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Class A Common Stock,    600,000               $4.06                    $2,436,000            $308.64
$0.01 par value per
share
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. This estimate is based on the average of the high and low per share as reported on the New York Stock Exchange on May 11, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in the instructions to
Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Triton PCS Holdings, Inc. (the "Company") incorporates the following documents filed with the Securities and Exchange Commission (the "Commission") herein by reference, other than information furnished under cover of a Current Report on Form 8-K:

        1. The Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2003;

        2. The Company's Quarterly Report of Form 10-Q for the fiscal quarter ended March 31, 2004;

        3. The Company's Current Report of Form 8-K dated and filed with the Commission May 10, 2004;

        4. The Company's Current Report of Form 8-K dated and filed with the Commission February 26, 2004; and

        5. The Company's Form 8-A Registration Statement filed with the Commission July 13, 2001.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than information furnished under cover of a Current Report on Form 8-K, are deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such document.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. In the absence of the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The second restated certificate of incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, the directors of the Company will not be personably liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under

Section 174 of the Delaware General Corporation Law (which relates to the unlawful payment of dividend or unlawful stock purchase or redemption by a corporation) or (iv) for any transaction from which a director derived an improper personal benefit. The inclusion of this provision in the second restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful might otherwise have benefited the Company and its stockholders. Under the applicable provisions of the Delaware General Corporation Law, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The second restated certificate of incorporation gives the Company the power to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

         The Company has entered into indemnification agreements with each of its directors which generally provide for indemnification of the director to the fullest extent provided by law. In addition, the Company has purchased directors' and officers' liability insurance coverage for its directors and certain of its officers in amounts customary for similarly situated companies.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number        Description of Exhibit                                        Page
-------------         ----------------------                                       -------

4.1                   Directors' Stock and Incentive Plan, as amended
                      (incorporated by reference to Exhibit 10.5 of the
                      Company's Form 10-Q for the quarter ended March 31, 2004)
5.1                   Opinion of Dow, Lohnes & Albertson, PLLC                        6
23.1                  Consent of Independent Accountants                              8
23.2                  Consent of Dow, Lohnes & Albertson, PLLC                        6
                      (contained in their opinion in Exhibit 5.1)

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berwyn, Commonwealth of Pennsylvania on this 5th day of May, 2004.

                                           TRITON PCS HOLDINGS, INC.


                                           By: /s/ Michael E. Kalogris
                                              ------------------------------
                                                   Michael E. Kalogris
                                                 Chief Executive Officer
                                              (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act, this Registration Statement is to be signed by the following persons in the capacities and on the dates indicated.

    Signature                                 Capacity                              Date
    =========                                 ========                              ====

/s/ Michael E. Kalogris           Chief Executive Officer                         May 5, 2004
------------------------          (Principal Executive Officer) and
    Michael E. Kalogris           Chairman of the Board of Directors

/s/ David D. Clark                Executive Vice President, Chief                 May 5, 2004
------------------------          Financial Officer (Principal Financial
    David D. Clark                Officer) and Secretary

/s/ William A. Robinson           Senior Vice President and Controller            May 5, 2004
------------------------          (Principal Accounting Officer)
    William A. Robinson

/s/ Scott I. Anderson             Director                                        May 5, 2004
------------------------
    Scott I. Anderson

/s/ Arnold L. Chavkin             Director                                        May 5, 2004
------------------------
    Arnold L. Chavkin

/s/ Rohit M. Desai                Director                                        May 5, 2004
------------------------
    Rohit M. Desai

/s/ Mathias DeVito                Director                                        May 5, 2004
------------------------
    Mathias DeVito

/s/ Eric Haskell                  Director                                        May 5, 2004
------------------------
   Eric Haskell

/s/ David N. Watson               Director                                        May 5, 2004
------------------------
    David N. Watson

                                                                    Exhibit 5.1

                         Dow, Lohnes & Albertson, pllc
                                ATTORNEYS AT LAW


                                WASHINGTON, D.C.

    1200 NEW HAMPSHIRE AVENUE, N.W.  SUITE 800  WASHINGTON, D.C. 20036-6802
                 TELEPHONE 202 776 2000  FACSIMILE 202 776 2222



                                  May 12, 2004


Triton PCS Holdings, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania 19312

                  Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel for Triton PCS Holdings, Inc., a Delaware corporation ("Triton"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 600,000 shares (the "Shares") of Class A Common Stock, $0.01 par value per share, being registered for issuance by Triton pursuant to the Triton PCS Holdings, Inc. Directors' Stock and Incentive Plan (the "Plan").

         In preparing this opinion we have reviewed the following: (a) the Registration Statement; (b) Triton's Second Restated Certificate of Incorporation and Second Amended and Restated Bylaws; (c) the Plan; and (d) a certificate of the Corporate Secretary of Triton relating to certain corporate matters including, without limitation, the resolutions approving the Plan.

         With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements, and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware (the "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association section of Business Law (1991). We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including state or federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.



                                            Very truly yours,

                                            DOW, LOHNES & ALBERTSON, PLLC


                                            By:/s/Michael A. Hepburn
                                               -------------------------
                                                  Michael A. Hepburn
                                                  Member

                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2004, except for Note 2, as to which the date is February 17, 2004 relating to the financial statements and financial statement schedules of Triton PCS Holdings, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 10, 2004